UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 15, 2020

Date of Report (Date of earliest event reported)

CAESARS ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices, including zip code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CZR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, Caesars Resort Collection, LLC (“CRC”), a wholly owned subsidiary of Caesars Entertainment Corporation (the “Company”), is party to a credit agreement dated as of December 22, 2017 (the “Existing Credit Agreement”) which governs a revolving credit facility maturing in 2022 (the “Revolving Credit Facility”). On June 15, 2020, CRC entered into a First Amendment (the “Amendment”) to the Existing Credit Agreement, by and among CRC, the subsidiary loan parties, the revolving lenders party thereto and the administrative agent. The Amendment was made in order to provide the Company relief under CRC’s financial covenants, in light of the Company’s property closures resulting from the ongoing COVID-19 public health emergency.

Under the Amendment, the administrative agent and the revolving lenders party thereto provided a limited waiver of CRC’s obligations for the benefit of the revolving lenders to comply with its maximum first-lien net senior secured leverage ratio financial covenant of 6.35:1 (such covenant, the “Revolver Leverage Covenant”). The Amendment provides that the Revolver Leverage Covenant will not be tested until the earlier of (i) the fiscal quarter ending September 30, 2021 and (ii) the first fiscal quarter ending after the termination of the waiver period by CRC, so long as during the periods such waivers are in effect CRC (x) complies with certain restrictions on permitted investments and (y) maintains minimum levels of liquidity (calculated to include its unrestricted cash and unused commitments under the Revolving Credit Facility) of not less than $200 million ($475 million from and after the occurrence of a CEOC Event, as defined in the Existing Credit Agreement). The Amendment further provides that, for purposes of determining compliance with the conditions to credit extensions under the Revolving Credit Facility the definition of “Material Adverse Effect” shall not include effects, events, occurrences, facts, conditions or changes arising out of or resulting from the COVID-19 public health emergency.

The above description of the Amendment and the transactions contemplated thereunder does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

First Amendment to Credit Agreement, dated as of June 15, 2020, by and among Caesars Resort Collection, LLC, the subsidiary loan parties party thereto, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: June 15, 2020	By:	/s/ Renee Becker
	Name:	Renee Becker
	Title:	Vice President and Chief Counsel - Corporate & Securities, Assistant Secretary